UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2011

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)  On June 22, 2011, the Compensation Committee of the Board of Directors of Rite Aid Corporation (“Rite Aid”) authorized and approved an amendment of certain outstanding stock options, restricted stock and restricted stock units granted under Rite Aid’s equity plans, which, prior to the amendment, had been silent regarding the effect of a change in control of Rite Aid on those awards.  The amendment generally affects awards granted under Rite Aid’s 2006 Omnibus Equity Plan, 2004 Omnibus Equity Plan, 2001 Stock Option Plan, 2000 Equity Plan, and 1999 Stock Option Plan.  The purposes of the amendment are to align awards under those plans with the approach taken under Rite Aid’s 2010 Omnibus Equity Plan (the “2010 Plan”), as described below, and to reflect emerging best practices in this area, which is to move away from automatic vesting of equity upon a change in control.  The 2010 Plan was submitted to and approved by stockholders at the annual meeting of stockholders held in 2010.

Unless otherwise provided by the Compensation Committee of the Board of Directors, the 2010 Plan provides for “double trigger” vesting of awards (requiring a qualifying termination of employment within 24 months following a change in control of Rite Aid) if outstanding awards are assumed or substituted in the change in control transaction, and for immediate vesting of awards if outstanding awards are not assumed in the change in control transaction.

Awards that currently contain change in control provisions, whether pursuant to an individual employment agreement, award agreement or award letter will not be amended. The amendment will affect certain awards held by a wide array of Rite Aid’s associates, including outstanding restricted stock awards held by Mr. Standley, our President and Chief Executive Officer, as well as restricted stock awards and stock options held by Mr. Vitrano, our Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer, Mr. Martindale, our Senior Executive Vice President and Chief Operating Officer, Mr. Fiala, our Executive Vice President, Store Operations and Mr. Thompson, our Executive Vice President, Pharmacy.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Rite Aid held its 2011 Annual Meeting of Stockholders on June 23, 2011.  The following is a summary of the matters voted on at that meeting.

(a)	The stockholders elected Rite Aid’s nominees to the Board of Directors. The persons elected to Rite Aid’s Board of Directors and the number of shares cast for, the number against, the number abstaining, and broker non-votes, with respect to each of these persons, were as follows:

Name	For	Against	Abstain	Broker Non-Votes

Joseph B. Anderson, Jr.	516,704,883	23,101,490	2,481,699	286,801,320
André Belzile	524,041,240	15,391,488	2,855,344	286,801,320
François J. Coutu	528,160,147	12,323,298	1,804,627	286,801,320
Michel Coutu	528,519,043	11,826,314	1,942,715	286,801,320

James L. Donald	528,806,870	10,915,394	2,565,808	286,801,320
David R. Jessick	516,172,391	23,488,544	2,627,137	286,801,320
Michael N. Regan	529,883,473	9,796,393	2,608,206	286,801,320
Mary F. Sammons	527,311,266	13,618,036	1,358,770	286,801,320
John T. Standley	530,573,070	10,198,492	1,516,510	286,801,320
Marcy Syms	527,241,848	12,504,742	2,541,482	286,801,320

In addition, the holders of the 7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock and 6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock, voting together as a single class, separately from the holders of Common Stock, elected John M. Baumer to the Board of Directors.

(b)	The stockholders ratified the appointment of Deloitte & Touche LLP as Rite Aid’s independent registered public accounting firm. The number of shares cast in favor of the ratification of Deloitte & Touche LLP, the number against, the number abstaining, and broker non-votes were as follows

For	Against	Abstain	Broker Non-Votes

796,275,561	22,965,632	9,848,199	-0-

(c)	The stockholders approved, on an advisory basis, the compensation of Rite Aid’s Named Executive Officers as set forth in Rite Aid’s proxy statement for the 2011 Annual Meeting of Stockholders. The number of shares cast in favor the compensation of Rite Aid’s Named Executive Officers, the number against, the number abstaining, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

520,676,516	18,522,989	3,088,567	286,801,320

(d)	The stockholders approved a one year frequency of future advisory on the compensation of Rite Aid’s Named Executive Officers. The number of shares cast in favor of a one year frequency of future advisory votes, the number cast in favor of a two year frequency of future advisory votes, the number cast in favor of a three year frequency of future advisory votes, and the number abstaining were as follows:

One Year	Two Years	Three Years	Abstain

515,607,381	2,932,299	20,177,782	3,088,567

In consideration of the stockholder vote at the 2011 Annual Meeting of Stockholders on the frequency proposal, at a meeting of Rite Aid’s Board of Directors held immediately following the 2011 Annual Meeting of Stockholders, the Board decided that Rite Aid will hold an advisory “say-on-pay” vote every year in connection with its annual meeting of stockholders. Accordingly, Rite Aid will include an advisory “say-on-pay” vote every year in its future proxy materials until the next stockholder vote on the frequency of “say-on-pay” votes, which will be no later than Rite Aid’s annual meeting of stockholders in 2017, or until the Board decides that a different frequency of future “say-on-pay” votes is in the best interests of the stockholders.

(e)	The stockholders did not approve a stockholder proposal relating to a policy on gross-up payments. The number of shares cast in favor of the stockholder proposal, the number against, the number abstaining, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

130,916,817	407,481,020	3,890,235	286,801,320

Item 8.01.  Other Events.

On June 23, 2011, Rite Aid’s Board of Directors selected Mr. Regan to serve as the Lead Director of the Board.  For information about the role and responsibilities of the Lead Director, please see the section entitled “Board of Directors – Board Leadership” in the proxy statement filed by Rite Aid with the Securities and Exchange Commission on May 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rite Aid Corporation

Date: June 24, 2011	By:	/s/ Marc A. Strassler
Marc A. Strassler
Executive Vice President,
General Counsel and
Secretary